Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

March 19, 2019

Invesco Mortgage Capital Inc.

1555 Peachtree Street, NE

Atlanta, Georgia 30309

Re:	Invesco Mortgage Capital Inc. – Prospectus Supplement to Registration Statement on Form S-3ASR (Registration Statement No. 333-229917) (the “Registration Statement”)

Ladies and Gentlemen:

We are counsel for Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”). We have represented the Company in connection with the Company’s filing of the above referenced Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We are furnishing this opinion letter to you pursuant to Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K, in connection with the Company’s agreement pursuant to that certain Equity Distribution Agreement, dated March 19, 2019 (the “Distribution Agreement”), by and among the Company, IAS Operating Partnership LP, a Delaware limited partnership, Invesco Advisers, Inc., a Delaware corporation, and JonesTrading Institutional Services LLC (the “Placement Agent”), to make available for issuance and sale to or through the Placement Agent, from time to time, up to 1,500,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), up to 1,500,000 shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and up to 4,000,000 shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Shares”). The Shares are convertible into up to 20,066,530 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the Articles Supplementary classifying and designating the applicable series of Shares (the “Articles Supplementary”). The Shares are being issued and sold to or through the Placement Agent pursuant to the Registration Statement and the Company’s prospectus, dated February 27, 2019 (the “Prospectus”), included in the Registration Statement, and the related prospectus supplement, dated March 19, 2019 (the “Prospectus Supplement”).

Alston & Bird LLP	www.alston.com

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March 19, 2019

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Company and the organizational documents of the Company, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. We have assumed that (i) the Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VII of the Company’s charter, (ii) prior to the issuance of any of the Shares, the Chief Executive Officer, President, Chief Financial Officer, Chief Investment Officer, Chief Operating Officer or any Senior Vice President of the Company will determine the price and certain other terms of issuance of such Shares in accordance with the resolutions adopted the Board of Directors of the Company with respect to the issuance and sale of such Shares (the “Corporate Proceedings”), (iii) upon the issuance of any of the Shares, the total number of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company issued and outstanding, and the total number of issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’ charter, and (iv) that upon the issuance of any of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s charter.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the agreements and other documents entered into or to be entered into by the Company in connection with the issuance of the Shares, including, without limitation, the Distribution Agreement, certificates and statements of responsible officers of the Company, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the laws of the State of Maryland, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting such laws and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Distribution Agreement, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

March 19, 2019

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1) The issuance of the Shares has been duly authorized and, upon issuance and delivery of the Shares against full payment therefor in accordance with the Corporate Proceedings and the Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

(2) The issuance of the Conversion Shares has been duly authorized and, if and to the extent that the Conversion Shares are issued upon the conversion of the Shares in accordance with the terms of the applicable Articles Supplementary, such Conversion Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our prior written consent, which may be granted or withheld in our sole discretion. The only opinions rendered by us consist of those matters set forth in the paragraphs numbered (1) – (2) above, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement (or to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement), and to the reference to this law firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Sincerely,

Alston & Bird LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner